Exhibit 99.1

TriNet Announces First Quarter Fiscal 2015 Results

23% Growth in Total Revenues and 11% Growth in Net Service Revenues

19% Increase in Worksite Employees (WSEs), to approximately 289,000

SAN LEANDRO, Calif. — May 5, 2015 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to medium-sized businesses, today announced financial results for the first quarter ended March 31, 2015.

First quarter highlights include:

•	Total revenues increased 23% to $625.6 million and Net Service Revenues increased 11% to $142.4 million compared to the same period last year.
•	Total WSEs at March 31, 2015 increased 19% from March 31, 2014, to approximately 289,000.
•	Net income was $15.8 million, or $0.22 per diluted share, compared to net income of $1.5 million, or $0.03 per diluted share, in the same period last year.
•

Adjusted Net Income was $25.4 million, or $0.35 per diluted share on a pro forma basis, compared to Adjusted Net Income of $17.6 million, or $0.24 per diluted share on a pro forma basis, in the same period last year.

•	Adjusted EBITDA was $50.1million, a 13% increase from the same period last year.

“During the first quarter we continued to experience robust demand for our unique HR solutions,” said Burton M. Goldfield, TriNet’s President and CEO.  “We are executing our differentiated vertical strategy by leveraging our bundled products and a sales force organized around target vertical markets. For example, we recently launched TriNet Life Sciences, a cloud-based bundled HR solution tailored to the specific HR needs of the life sciences market.  With our vertical strategy in place, we believe we are well positioned to drive growth within this large addressable market.”

Results for the first quarter of 2015 reflect a net increase of 46,873 WSEs since March 31, 2014 representing 19% growth, as TriNet continued to utilize its growing salesforce to increase penetration of targeted customer verticals.  TriNet’s total revenues for the first quarter of 2015 increased 23% from the first quarter of 2014 to $625.6 million, while Net Service Revenues increased 11% from the first quarter of 2014 to $142.4 million.  Net Service Revenues consisted of professional service revenues of $97.0 million and Net Insurance Service Revenues of $45.4 million.  Net Insurance Service Revenues consisted of insurance service revenues of $528.6 million, less insurance costs of $483.2 million.  Professional service revenues for the first quarter of 2015 increased 17%, and Net Insurance Service Revenues were relatively flat, compared to the first quarter of 2014. TriNet ended the first quarter with 408 Total Sales Representatives, up from 385 at the end of the fourth quarter of 2014.

At March 31, 2015, TriNet had cash and equivalents of $104.4 million and total debt of $514.7 million.

Earnings Conference Call and Audio Webcast

TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the full 2015 fiscal year. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/1064546. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5413 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10064546.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding the growth of its salesforce and its customer base; its ability to generate returns through its vertical sales strategy and penetration of the SMB market; and future total revenues, Net Service Revenues, professional service revenues, insurance service revenues, insurance costs, Net Insurance Service Revenues, expenses, net income, Adjusted Net Income and Adjusted EBITDA. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the implementation of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, filed with the Commission on March 30, 2015, and our Quarterly Report on Form 10-Q expected to be filed with the Commission on May 7, 2015, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Professional service revenues	$97,016	$82,875
Insurance service revenues	528,562	426,037
Total revenues	625,578	508,912
Costs and operating expenses:
Insurance costs	483,203	381,157
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	36,370	33,643
Sales and marketing	37,624	31,837
General and administrative	15,464	14,337
Systems development and programming costs	7,225	5,894
Amortization of intangible assets	11,217	13,549
Depreciation	3,434	3,218
Total costs and operating expenses	594,537	483,635
Operating income	31,041	25,277
Other income (expense):
Interest expense and bank fees	(5,204)	(21,852)
Other, net	450	103
Income before provision for income taxes	26,287	3,528
Provision for income taxes	10,476	1,988
Net income	$15,811	$1,540
Net income per share:
Basic	$0.23	$0.03
Diluted	$0.22	$0.03
Weighted average shares:
Basic	70,198,184	16,775,513
Diluted	73,350,219	19,397,777

TriNet Group, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$104,401	$134,341
Restricted cash	14,546	14,543
Prepaid income taxes	10,411	26,711
Prepaid expenses	10,001	9,336
Deferred loan costs and other current assets	4,570	4,271
Worksite employee related assets	922,619	1,635,136
Total current assets	1,066,548	1,824,338
Workers compensation receivable	54,130	31,905
Restricted cash and investments	73,964	69,447
Property and equipment, net	33,769	32,298
Goodwill	288,857	288,857
Other intangible assets, net	70,501	81,718
Deferred income taxes	21,586	7,184
Deferred loan costs and other assets	10,860	12,017
Total assets	$1,620,215	$2,347,764
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$11,182	$12,273
Accrued corporate wages	27,415	29,179
Deferred income taxes	65,713	65,713
Current portion of notes payable and borrowings under capital leases	20,305	20,738
Other current liabilities	10,784	10,303
Worksite employee related liabilities	915,985	1,630,555
Total current liabilities	1,051,384	1,768,761
Notes payable and borrowings under capital leases, less current portion	494,533	524,412
Workers compensation liabilities	82,748	75,448
Other liabilities	6,649	4,902
Total liabilities	1,635,314	2,373,523
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 70,076,978 and 69,811,326 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	462,655	442,682
Accumulated deficit	(477,341)	(468,127)
Accumulated other comprehensive loss	(413)	(314)
Total stockholders’ deficit	(15,099)	(25,759)
Total liabilities and stockholders’ deficit	$1,620,215	$2,347,764

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$15,811	$1,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,741	22,028
Deferred income taxes	(14,402)	1,412
Stock-based compensation	3,920	2,147
Excess tax benefit from equity incentive plan activity	(12,853)	(1,753)
Accretion of workers compensation and leases fair value adjustment	(88)	(347)
Changes in operating assets and liabilities:
Restricted cash	(4,520)	(3,961)
Prepaid expenses and other current assets	(2,181)	(1,411)
Workers compensation receivables	(22,100)	3,379
Other assets	1,143	4,033
Accounts payable	(1,352)	2,078
Income tax payable/receivable	29,153	(3,789)
Other current liabilities	(211)	1,532
Other liabilities	9,110	4,869
Worksite employee related assets	712,517	108,637
Worksite employee related liabilities	(714,570)	(110,057)
Net cash provided by operating activities	14,118	30,337
Investing activities
Purchase of debt securities	–	(1,000)
Purchase of property and equipment	(4,644)	(5,064)
Net cash used in investing activities	(4,644)	(6,064)
Financing activities
Proceeds from issuance of common stock	–	218,859
Proceeds from issuance of common stock on exercised options	3,199	494
Excess tax benefit from equity incentive plan activity	12,853	1,753
Repayment of notes payable	(30,125)	(216,575)
Repayments under capital leases	(180)	(66)
Repurchase of common stock	(25,025)	(451)
Net cash provided by (used in) financing activities	(39,278)	4,014
Effect of exchange rate changes on cash and cash equivalents	(136)	(42)
Net increase (decrease) in cash and cash equivalents	(29,940)	28,245
Cash and cash equivalents at beginning of period	134,341	94,356
Cash and cash equivalents at end of period	$104,401	$122,601

Key Operating Metrics

We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics for the periods presented were as follows:

	Three Months Ended March 31,
	2015	2014
Net Insurance Service Revenues (in thousands)	$45,359	$44,880
Net Service Revenues (in thousands)	$142,375	$127,755
Total WSEs	288,817	241,944
Total Sales Representatives	408	336

Non-GAAP Financial Measures

We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and, pro forma Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income, excluding the effects of our income tax provision, interest expense, depreciation, amortization of intangible assets, and stock-based compensation. We define Adjusted Net Income as net income, excluding the effects of stock-based compensation, amortization of intangible assets, non-cash interest expense, debt prepayment premium and, the income tax effect of these pre-tax adjustments at our effective tax rate. For purposes of our non-GAAP financial presentation, as a result of a 2015 increase in New York City tax rates, we have adjusted the effective tax rate to 40.5% for the three months ended March 31, 2015, from 39.5% for the three months ended March 31, 2014. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs. We define pro forma Adjusted Net Income per share – diluted as Adjusted Net Income per basic share adjusted to reflect our equity structure as if our initial public offering and associated conversion of preferred stock had occurred at the beginning of the period and all option exercises that occurred during the period occurred at the beginning of the period, and then giving effect to all remaining potential shares of common stock issuable upon exercise of options or settlement of restricted stock units, to the extent dilutive.

We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost to us of that insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and pro forma Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.

Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to the insurance carriers;

• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;

• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;

• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income and our other financial results presented in accordance with GAAP.

The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended		Change
	March 31,		2015 vs. 2014
	2015	2014	$	%
	(in thousands, except percentages)
Insurance service revenues	$528,562	$426,037	$102,525	24%
Less: Insurance costs	483,203	381,157	102,046	27%
Net Insurance Service Revenues	$45,359	$44,880	$479	1%

The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three months ended		Change
	March 31,		2015 vs. 2014
	2015	2014	$	%
	(in thousands, except percentages)
Total revenues	$625,578	$508,912	$116,666	23%
Less: Insurance costs	483,203	381,157	102,046	27%
Net Service Revenues	$142,375	$127,755	$14,620	11%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net income	$15,811	$1,540
Provision for income taxes	10,476	1,988
Stock-based compensation	3,920	2,147
Interest expense and bank fees	5,204	21,852
Depreciation	3,434	3,218
Amortization of intangible assets	11,217	13,549
Adjusted EBITDA	$50,062	$44,294

The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net income	$15,811	$1,540
Effective income tax rate adjustment	(170)	595
Stock-based compensation	3,920	2,147
Amortization of intangible assets	11,217	13,549
Non-cash interest expense	1,217	6,106
Debt prepayment premium	-	3,800
Income tax impact of pre-tax adjustments	(6,623)	(10,113)
Adjusted Net Income	$25,372	$17,624

The table below sets forth a reconciliation of GAAP weighted average shares of common stock – basic to pro forma weighted average shares of common stock - diluted and Adjusted Net Income per share – diluted as if the equity structure had been in place at the beginning of the periods presented:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share data)
GAAP Weighted average shares of common stock - basic	70,198	16,776
Effect of IPO, conversion of preferred stock and exercise of stock options during the period included above	(387)	(1,516)
Adjustments as if the equity structure had occurred at the beginning of the periods:
Conversion of preferred stock	-	38,066
Common stock issued in connection with IPO	-	15,000
Common stock issued in connection with stock option exercises, net of stock repurchases	265	641
Dilutive effect of outstanding stock options and restricted stock units	2,853	3,301
Pro forma weighted average shares of common stock - diluted	72,929	72,268

Adjusted Net Income	$25,372	$17,624
Pro forma adjusted net income per share - diluted	$0.35	$0.24